Exhibit 32

Certifications Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002

Solely for

the purposes

of complying

with 18

U.S.C. §1350,

as adopted

pursuant to

Section 906

of the

Sarbanes-Oxley Act of
2002,

we,

the

undersigned

Chief

Executive

Officer

and

Chief

Financial

Officer

of

Cal-Maine

Foods,

Inc.

(the

“Company”),
hereby certify, based on our knowledge, that the

Annual Report on Form 10-K of the Company for the fiscal year ended May

29,
2021 (the “Report”) fully complies

with the requirements of

Section 13(a) or 15(d)

of the Securities Exchange Act of

1934 and
that

the

information

contained

in

the

Report

fairly

presents,

in

all

material

respects,

the

financial

condition

and

results

of
operations of the Company.

/s/ Adolphus B. Baker
Adolphus B. Baker
Chief Executive Officer and Chairman of the Board
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: July 19, 2021